Exhibit 10.13

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of June 1, 2009, by and between Lawrence Cheung (collectively the “Management Shareholders”), (collectively, the “MoqiZone Cayman Shareholders”) and the undersigned shareholder (the “Trestle Shareholder,” and together with the MoqiZone Cayman Shareholders and Management Shareholders, the “Shareholders”)) of Trestle Holdings, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, MoqiZone Holdings Limited, a Cayman Islands corporation (“MoqiZone Cayman”), Lawrence Cheung (“Cheung”), the Management Shareholders, the Shareholder and the Company entered into a Share Exchange Agreement dated as of March 15, 2009 (the “Exchange Agreement”). Capitalized terms used herein without definition have the meanings set forth in the Exchange  Agreement;

WHEREAS, the stockholders of MobiZone Holdings Limited, a Hong Kong corporation (“MobiZone Hong Kong”), have agreed to exchange all of their MobiZone Hong Kong shares for 100% of the capital stock of MoqiZone Cayman, and pursuant to the Exchange Agreement, within 10 days after completion of the Maximum Offering, the MoqiZone Cayman Shareholders will exchange (the “Share Exchange”) all of their shares of MoqiZone Cayman for Series B Preferred Shares of the Company (the “Series B Preferred Stock”) that, following consummation of a one-for-254.5 reverse split of the outstanding Company Common Stock (the “Company Reverse Split”) will automatically convert into a number of shares of Company Common Stock representing 95% of the outstanding Company Common Stock at the time of such conversion;

WHEREAS, the parties hereto are entering into this Agreement pursuant to Section 5.15 of the Exchange Agreement which provides, in part, that on the Closing Date, those MoqiZone Cayman Shareholders who are not Management Shareholders and the Company Principal Stockholder will enter into a voting agreement with the Management Shareholders, pursuant to which each MoqiZone Cayman Shareholder who is not a Management Shareholder and the Company Principal Stockholder shall agree that for so long as such person(s) own of record any shares of Series B Preferred Stock or Company Common Stock (each defined below), they will vote such shares at any regular or special meeting of Company stockholders or in connection with any written consents required of Company stockholders in the same manner as those Management Shareholders owning a majority of all Company voting securities held by the Management Shareholders as a group (the “Majority Management Shareholders”) vote their Existing Shares;

[Signature Page to Voting Agreement]

WHEREAS, as of the date hereof, each of the Shareholders is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of such number of shares of the outstanding common stock, $0.0001 par value, of the Company (the “Company Common Stock”), shares of Series B Preferred Stock of the Company (the “Company Series B Preferred Stock”) and/or the shares of Company Common Stock issuable upon exercise of the Company Series B Preferred Stock (the “Conversion Shares”), each as is indicated on the signature page of this Agreement (collectively, the “Existing Shares”); and

WHEREAS, as an inducement and a condition to the willingness of MoqiZone Cayman and MobiZone Hong Kong to enter into the Exchange Agreement, MoqiZone Cayman and MobiZone Hong Kong desire the Shareholders to agree, and the Shareholders are willing to agree, to vote their Existing Shares at any regular or special meeting of Company stockholders or in connection with any written consents required of Company stockholders in the same manner as the Management Shareholders as provided herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Agreement to Vote Existing Shares.  During the term hereof, at every meeting of the shareholders of the Company called with respect to any of the following matters, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following matters, the Shareholders, in his, her or its capacity as such, shall appear, or otherwise cause his, her or its Existing Shares to be counted as present for purposes of determining a quorum, and vote, or cause to be voted, the Existing Shares in the same manner as those Management Shareholders owning a majority of all Company voting securities held by the Management Shareholders as a group vote their Existing Shares, at any such meeting of shareholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing or, at the such Shareholder’s request, to permit a Management Shareholder to vote such Existing Shares directly.  The voting obligations set forth in this Section 1 will be binding upon any transferee of such Existing Shares in a private transaction, but will terminate as to any shares of Company Common Stock that are publicly sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or in connection with a sale under Rule 144, promulgated under the Act by a MoqiZone Cayman Shareholder who is not a Management Shareholder or the Trestle Stockholder or their transferees.

2.           Irrevocable Proxy.  By execution of this Agreement, each Shareholder does hereby appoint and constitute [  ], until the Expiration Date (as defined in Section 5 hereof), with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of the undersigned’s rights with respect to the Existing Shares, to vote each of such Existing Shares in accordance with Section 1 hereof.  Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date, and hereby revokes any proxy previously granted by Shareholder with respect to the Existing Shares.

3.           Representations and Warranties of the Shareholder.  Each of the Shareholders hereby severally (and not jointly and severally) represent, warrant and covenants as follows:

3.1            Authorization.  Shareholder has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly executed and delivered by or on behalf of Shareholder and constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.  The Shareholder has not granted any proxies relating to, transferred any interests in or otherwise granted any rights with respect to, the Existing Shares.

3.2            No Conflict, Violation; Consents.

(a)           The execution and delivery of this Agreement by Shareholder do not, and the performance by Shareholder of the obligations under this Agreement and the compliance by Shareholder with any provisions hereof does not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to Shareholder or the Existing Shares, (ii) conflict with or violate Shareholder’s charter, bylaws, partnership agreement or other organizational documents, if applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Existing Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Existing Shares are bound.

(b)           The execution and delivery of this Agreement by Shareholder do not, and the performance of this Agreement by Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by Shareholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not prevent or delay the performance by Shareholder of his, her or its obligations under this Agreement in any material respect.

3.3            Ownership of Shares.  Shareholder: (a) is the beneficial owner of the Existing Shares, which as of the date hereof are, and at all times up until the Expiration Date will be, free and clear of any and all liens, claims, options, charges, proxies or voting restrictions or other encumbrances (except such encumbrances, proxies and voting restrictions as are created in this Agreement); and (b) does not beneficially own any shares of capital stock of the Company other than the Existing Shares.

4.           Additional Documents.  Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the opinion of MoqiZone Cayman, to carry out the intent of the Agreement.

5.           Termination.  This Agreement shall terminate and shall have no further force or effect as of [  ] (the “Expiration Date”).

6.           Miscellaneous.

6.1            Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

6.2            Binding Effect and Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either party without the prior written consent of the other.

6.3            Amendment and Modifications.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

6.4            Specific Performance; Injunctive Relief.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in the State of New York, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

6.5            Notices.  All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the party making the same, will specify the Section under this Agreement pursuant to which it is given or being made, and will be delivered personally or by facsimile or other electronic transmission or sent by registered or certified mail (return receipt requested) or by next day courier (with evidence of delivery and postage and other fees prepaid) at each party’s address set forth in the Exchange Agreement.

6.6            Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to its rules of conflict of laws.  The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of  New York and of the United States of America located in such state (the “New York Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the New York Courts and agree not to plead or claim in any New York Court that such litigation brought therein has been brought in any inconvenient forum.

6.7            Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

6.8            Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts.  Facsimile or PDF signatures shall have the same effect as original signatures.

6.9            Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

SHAREHOLDER:

By:_______________________________________
Name:
Title:

Shareholder’s Address for Notice:
________________________________
________________________________
________________________________

Shares of Company Common Stock
beneficially owned:  _______________

Shares of Series B Preferred Stock
beneficially owned:  _______________

MANAGEMENT SHAREHOLDERS:

______________________________________
LAWRENCE CHEUNG